Exhibit 3.1

EIGHTH

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RUBICON TECHNOLOGY, INC.

Rubicon Technology, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the name of the Corporation is Rubicon Technology, Inc. and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 7, 2001 (the “Certificate of Incorporation”). The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby amended and restated as the single instrument which is hereinafter set forth, and which is entitled the Eighth Amended and Restated Certificate of Incorporation of Rubicon Technology, Inc. (the “Restated Certificate of Incorporation”), without further amendment other than the amendments herein certified.

SECOND: That, at a meeting of the Board of Directors of the Corporation (the “Board”) duly called and held on August 29, 2007, the Board adopted a resolution setting forth the Restated Certificate of Incorporation, declaring it advisable and recommending that such Restated Certificate of Incorporation be approved by the stockholders, and submitting it to the vote of the stockholders of the Corporation entitled to vote in respect thereof for their consideration.

THIRD: That thereafter, by written consent in lieu of a special meeting of the stockholders of the Corporation pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (“DGCL”) and the provision of notice to the non-consenting stockholders of the Corporation pursuant to Section 228(e) of the DGCL or the receipt of a waiver in lieu of such notice as permitted by Section 229 of the DGCL, the stockholders of the Corporation adopted a resolution approving the Restated Certificate of Incorporation.

FOURTH: That this Restated Certificate of Incorporation restates and amends the Corporation’s Certificate of Incorporation in its entirety and has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

FIFTH: That the text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

ARTICLE 1

NAME

The name of the corporation is Rubicon Technology, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

ARTICLE 3

PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is 90,000,000 shares, which is divided into two classes as follows: 5,000,000 shares of Preferred Stock (“Preferred Stock”) with a par value of $0.001 per share, and 85,000,000 shares of Common Stock (“Common Stock”) with a par value of $0.001 per share.

ARTICLE 5

TERMS, RIGHTS AND PREFERENCES OF CAPITAL STOCK

The designations, voting powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

(a) Preferred Stock. The Board or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix, by resolution or resolutions, the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Shares of Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, undesignated as to series, unless otherwise provided by resolution of the Board.

The Board is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(b) Common Stock.

(i) Dividends. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board.

(ii) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

(iii) Voting Rights. Except as may be otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by such holder of record on the books of the Corporation on all matters voted upon by the stockholders.

ARTICLE 6

STOCKHOLDER ACTION

(a) Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

(b) Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

(c) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE 7

ELECTION OF DIRECTORS

(a) Election of directors need not be by written ballot except to the extent provided in the bylaws of the Corporation.

(b) The number of directors of the Corporation shall be fixed from time to time in the manner set forth in the Bylaws.

(c) Directors shall be elected by the affirmative vote of the plurality of shares present in person or by proxy at the meeting and entitled to vote.

(d) The Board shall be divided into three classes with each class containing one third of the total number of directors as nearly equal in numbers as possible, hereby designated Class I, Class II and Class III. Any inequality among the classes in the number of directors comprising such classes shall not impair the validity of any action taken by the Board. Directors of the Class I shall hold office for a term expiring at the annual meeting of stockholders to be held in 2008, the directors of Class II shall hold office for a term expiring at the annual meeting of stockholders to be held in 2009, and the directors of Class III shall hold office for a term expiring at the annual meeting of stockholders to be held in 2010.

(e) Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting as a class, to elect one or more directors of the Corporation, the terms of the directors so elected shall expire at the next succeeding annual meeting of stockholders.

(f) Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

(g) In the event of any increase or decrease in the authorized number of directors, each director then serving shall nevertheless continue as a director of the class of which such person is a member until the expiration of such person’s term, or such person’s earlier death, resignation or retirement.

(h) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board, any and all vacancies in the Board, however occurring, including, without limitation, by reason of an increase in the size of the Board, or the death, resignation, disqualification or removal of a director, shall be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, at any meeting of the Board and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

(i) Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE 8

LIMITATION ON DIRECTOR LIABILITY

To the fullest extent that the DGCL as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any successor statute is amended after the adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time.

Neither any amendment nor repeal of this Article 8, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article 8, shall eliminate or reduce the effect of this Article 8 in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE 9

AMENDMENT OF BYLAWS

(a) Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed by the Board by the affirmative vote of a majority of the Directors then in office.

(b) Amendment by Stockholders. The Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the Bylaws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE 10

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Restated Certificate of Incorporation, and in addition to any other vote of holders of voting stock that is required by this Restated Certificate of Incorporation or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article 6, Article 7, Article 8, Article 9 or Article 10 of this Restated Certificate of Incorporation.

IN WITNESS WHEREOF, Rubicon Technology, Inc. has caused this Eighth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, as of this          day of                 , 2007.

By:
By:	Raja M. Parvez
Its:	President and Chief Executive Officer